Exhibit 99.1

Flux Power Announces Planned Retirement of Chairman & Chief Executive Officer Ron Dutt

Mr. Dutt to Retire Upon Appointment of Successor, and Remain with the Company through the Search and Transition Period

VISTA, Calif. – November 21, 2024 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, today announced that its Chairman and Chief Executive Officer, Ron Dutt, intends to retire from the Company.

The Company’s Board of Directors is executing a comprehensive succession plan and search to identify the next CEO with the assistance of a nationally recognized search firm. Mr. Dutt will remain in his roles until the search for his successor is complete.

Mr. Dutt commented, “It has been my honor to serve as Flux’s Chairman and CEO over the last 12 years, and I’m extremely proud of the team’s many accomplishments. From our early days as a pre-revenue start-up and developing the market-penetrating “lithium-ion battery pack” for the high volume ‘walkie’ pallet jack, to becoming a thriving business and recognized provider of innovative energy solutions for the motive lift and ground support equipment markets, it has been a privilege to be a part of this company. I am grateful to the entire Flux team for what we were able to achieve together, and I look forward to supporting my successor through a successful transition.”

“On behalf of the Board, management team, and employees, I want to thank Ron for his exceptional leadership and continued dedication to Flux Power,” said Director Michael Johnson. “Since joining as a Director at the company’s incorporation, I have seen Ron’s commitment to fostering a culture of mutual respect and integrity that has been foundational to the company’s success. His vision and dedication have been pivotal in the formation, development, and sustained growth of Flux Power. The Board of Directors and the entire Flux team appreciate his outstanding leadership and the lasting impact he has made on the organization. Looking ahead, we are committed to identifying the best candidate to continue our mission and build upon our strong foundation, and we look forward to working with Ron to ensure a smooth transition.”

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the expected adjustments to the Company’s financial statements, including the estimated amount and impact of adjustments on the Company’s financial statements, expectations with respect to the Company’s internal control over financial reporting and disclosure controls and procedures and related remediation, the potential for additional adjustments to the Company’s financial statements and additional restatements, the Company’s ability to access its revolving credit facility, expected filing of its Form 10-K, and effect and impact on Company’s business and credit facility. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to, the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information resulting to additional adjustments; delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to obtain necessary waivers or amendments to its credit facility in the future; the risk that the Company may become subject to stockholder lawsuits or claims; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Contacts

Media & Investor Relations:

media@fluxpower.com
info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
FLUX@mzgroup.us
www.mzgroup.us